ASSIGNMENT
OF
FARMOUT INTEREST

     THIS ASSIGNMENT is made and entered into, by and between, West Canyon Energy Corp., also known as PetroSouth Energy Corp. hereinafter collectively referred to as “Assignor”, and Cobra Oil & Gas Company, hereinafter referred to as “Assignee”.

     WHEREAS, this Assignment concerns and effects a change in ownership of a 25% interest in and to that certain Farmout Agreement dated February 1, 2008 (FOA copy attached) by and between Transco Oil & Gas, Inc. (TOG) as Farmor and the Assignor (set out above) to this Assignment. Assignor is the owner and holder of a 25% interest in and to the FOA to the “North Semitropic Prospect” (Prospect) more fully described in the FOA and located in Kern County, California. Assignor hereby agrees to transfer Assignor’s 25% interest in the FOA to Assignee along with all rights, benefits and obligations therein stated. Assignee hereby agrees to accept said 25% interest in the FOA herein assigned along with all rights, benefits and obligations therein stated. Assignee acknowledges that the drilling and testing of the Prospect is eminent, and failure to meet cash calls as per the FOA will result in a loss of interest in the FOA and Prospect. Assignee states that it has read and fully understands the FOA and hereby accepts same and agrees to abide by all the terms and conditions therein stated.

     WHEREAS, this Assignment is made in accordance with and expressly subject to the terms and provisions of the FOA and shall become immediately affective upon execution by both Assignor and Assignee and approval of TOG as Farmor to the FOA stated above.

     NOW, THEREFORE, in consideration of the sum of $34,000.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor does hereby convey, transfer and assign to Assignee all of Assignor’s right, title and interest in and to the said FOA and Prospect described above.

     This Assignment shall inure to and be binding upon the respective successors and assigns of the parties hereto.

          IN WITNESS WHEREOF, this Assignment is executed the day and year as set out below.

ASSIGNOR:	ASSIGNEE:

Dated:____16 June 2008_____________	Dated:_______________________

West Canyon Energy Corp.	Cobra Oil & Gas Company

(aka PetroSouth Energy Corp.)

By:___________________________________	By:___________________________________
Fred B. Zaziski - Chairman	Max Pozzoni - President
20333 State Hwy. 249	Uptown Center
Suite 200 – 113	2100 West Loop South
Houston, TX 77070	Suite 900
Houston, TX 77027

APPROVED by TOG as Farmor:

Dated:_______________________

Transco Oil & Gas, Inc.

By:___________________________________
Larry J. Messmer – President
11605 Meridian Market View
Unit 124, # 303
Falcon, CO 80831